Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140481, No. 333-135794 and No. 333-136794) and S-8 (No. 333-129203) of Javelin Pharmaceuticals, Inc. of our report dated April 14, 2006 relating to the financial statements, which appears in this Form 10-K/A Amendment No. 1.
/s/ PricewaterhouseCoopers LLP
New York, New York
May 9, 2007